U.S. Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INTELLINETICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 11, 2016

To Our Stockholders:

We cordially invite you to attend the 2016 Annual Meeting of Stockholders of Intellinetics, Inc., (the “Company” or “Intellinetics”) which will be held at 2190 Dividend Drive, Columbus, Ohio 43228 on July 11, 2016, at 10 AM, local time, for the following purposes:

1	To elect five directors, each to hold office for a term of one year and until his or her successor is duly elected and qualified;

2	To ratify the appointment of GBQ Partners LLC (“GBQ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

3	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on May 13, 2016 as the record date for determining the stockholders who are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors,

Matthew L. Chretien
President and Chief Executive Officer

Columbus, Ohio

May 16, 2016

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy or voting instructions as soon as possible so that your shares can be voted at the Annual Meeting. You may vote your shares by email or by completing, signing, dating and returning your proxy card in the enclosed, self-addressed stamped envelope, which requires no postage if mailed in the United States.

For further instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting” in the proxy statement and the instructions on the proxy card or voting instruction form.

  IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON July 11, 2016:

The proxy statement and our 2015 Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are available at http://www.intellinetics.com/investor-relations/sec-filings.

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

PROXY STATEMENT

For The

2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 11, 2016

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

The Board of Directors (the “Board”) of Intellinetics, Inc. (“Intellinetics,” “Company,” “we,” “our” or “us”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at 2190 Dividend Dr., Columbus, Ohio 43228 on July 11, 2016, at 10:00 AM, local time. As a stockholder of record as of the close of business on May 13, 2016, the record date for the Annual Meeting, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. We began mailing this proxy statement, the accompanying proxy card and the notice of Annual Meeting on or about May 18, 2016.

What information is contained in this proxy statement?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our corporate governance, the compensation of our directors and of our executive officers, and certain other required information. Our 2015 Annual Report and a proxy card are also enclosed with this proxy statement.

What proposals will stockholders vote on at the Annual Meeting?

Stockholders will vote on two proposals at the Annual Meeting:

•	Election of directors (Proposal 1); and

•	Ratification of the Audit Committee’s appointment of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2).

We will also consider any other business that properly comes before the Annual Meeting, although as of the date of this proxy statement we are not aware of any other matters to be presented at the Annual Meeting other than as set forth in this proxy statement.

How does the Board of Directors recommend that I vote my shares?

Our Board of Directors recommends that you vote your shares:

•	“ FOR ” the election as directors of the five nominees named in this proxy statement (Proposal 1);

•	“ FOR ” the ratification of the Audit Committee’s appointment of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2).

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Who is entitled to vote at the Annual Meeting?

Each holder of record of shares of our common stock as of the close of business on May 13, 2016, which is the record date for the Annual Meeting, is entitled to vote at the Annual Meeting. Each share of our common stock outstanding as of the close of business on the record date is entitled to one vote on each proposal presented at the Annual Meeting. You may vote all shares owned by you as of the record date, including shares that are held directly in your name as the stockholder of record, and shares that are held for you as the beneficial owner in street name through a brokerage firm, bank, trustee or other nominee. As of the close of business on the record date, 16,794,992 shares of common stock were outstanding and entitled to vote.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner in “street name”?

These terms describe how your shares are held. Several of our stockholders hold their shares beneficially through a brokerage firm, bank, trustee or other nominee rather than directly in their own name. As described below, there are some very important distinctions between shares held of record and those owned beneficially.

Shares held of record : If your shares are registered directly in your name with our transfer agent, Standard Registrar & Transfer Company, you are considered the “stockholder of record” of those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use. You may also vote by email, as described on the proxy card and as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Shares owned beneficially : If your shares are held in an account by a brokerage firm, bank, trustee or other nominee in its name as a custodian, then you are considered the beneficial owner of those shares, which are held in “street name,” and these proxy materials are being forwarded to you by your brokerage firm or other nominee, which is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your brokerage firm or other nominee how to vote those shares, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record of those shares, you may not vote those shares in person at the Annual Meeting unless you obtain a legal proxy from the brokerage firm or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Your brokerage firm or other nominee has enclosed or provided voting instructions for you to use in directing your brokerage firm or other nominee how to vote your shares. Many brokerage firms and banks, as well as some other nominees, also offer voting on the Internet or by telephone. Please refer to the voting instruction form you received from your brokerage firm or other nominee for instructions on the voting methods they offer.

Can I attend the Annual Meeting?

You are entitled and invited to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner of shares held in street name as of the record date or hold a valid proxy for the Annual Meeting.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record as of the record date, you may vote your shares in person at the Annual Meeting. If you are a beneficial owner of shares held in street name as of the record date, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from the brokerage firm or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

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How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or indirectly as a beneficial owner in street name, you may direct how your shares are voted without attending the Annual Meeting.

If you are a stockholder of record, you may vote your shares by submitting a proxy by one of the following methods:

By Email : Stockholders of record may submit proxies by email by following the instructions on their proxy cards until 11:59 p.m., Eastern Time, on July 10, 2016.

By Mail : Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

If you hold shares beneficially in street name, you may vote by submitting voting instructions to your brokerage firm or other nominee. Most stockholders who hold shares beneficially in street name may vote by Internet or by telephone by accessing the Internet website or by calling the number specified on the voting instruction cards provided by their brokerage firms or other nominees, or by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelope. Please refer to the voting instruction card provided by your brokerage firm or other nominee for details. Since a beneficial owner is not the stockholder of record, you will not be entitled to vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the brokerage firm or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Can I revoke my proxy and change my vote after I have voted?

You may revoke your proxy and change your vote at any time prior to the taking of the vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy and change your vote by taking any of the following actions before your shares are voted at the Annual Meeting:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under “How can I vote my shares without attending the Annual Meeting,” until the applicable deadline for each method;

•	delivering a written notice of revocation to our Secretary at Intellinetics, Inc., 2190 Dividend Drive, Columbus, Ohio 43228; or

•	attending the Annual Meeting and voting your shares in person, although your attendance at the Annual Meeting will not in and of itself constitute the revocation of your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your brokerage firm or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your brokerage firm or other nominee granting you the right to vote your shares, by attending the Annual Meeting and voting in person.

How will my shares be voted if I sign and return my proxy card or voting instruction form without specifying how they should be voted?

If you provide specific voting instructions with respect to any proposals, your shares will be voted as you specify on such proposals. If you are a stockholder of record and sign and return your proxy card without specifying how your shares are to be voted on some or all of the proposals, then your shares will be voted on those proposals as recommended by the Board of Directors. See “How does the Board of Directors recommend that I vote my shares?” above. If you are a beneficial owner of shares held in street name and either sign and return your voting instruction form without specifying how your shares are to be voted on some or all of the proposals or you do not sign and return a voting instruction form, then your brokerage firm or other nominee may generally vote your shares in its discretion on “routine” proposals but not on proposals that are not routine. See “How are broker non-votes and abstentions treated?” below.

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What is the quorum requirement for the Annual Meeting?

The quorum requirement is the minimum number of shares that must be present at the Annual Meeting for us to hold the meeting and conduct business. For a quorum to exist, the holders of a majority of the shares of common stock outstanding as of the record date must be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes, as discussed below, are counted as present for the purpose of determining the presence of a quorum.

How are broker non-votes and abstentions treated?

Generally, “broker non-votes” occur on a proposal when shares held of record by a brokerage firm or other nominee in street name for a beneficial owner are not voted on that proposal because the brokerage firm or other nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares on that proposal. A brokerage firm or other nominee is entitled to vote shares held for a beneficial owner on routine proposals without instructions from the beneficial owner of those shares. However, a brokerage firm or other nominee is not entitled to vote shares for a beneficial owner on non-routine proposals absent instructions from the beneficial owner of such shares. Broker non-votes are counted for purposes of determining whether a quorum exists, but are not counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on any proposal.

The election of directors (Proposal 1) will be treated as a non-routine proposal. If you hold your shares in street name and do not instruct your brokerage firm or other nominee how to vote your shares with respect to either of those proposals, then your brokerage firm or other nominee will not be permitted to vote your shares on those proposals and your shares will be counted as broker non-votes on those proposals. The ratification of the appointment of our independent auditors (Proposal 2) will be treated as a routine proposal, so if you hold your shares in street name and do not instruct your brokerage firm or other nominee how to vote your shares with respect to that proposal, then your brokerage firm or other nominee will be permitted to vote your shares on that proposal.

Abstentions are deemed present at the Annual Meeting and are counted for purposes of determining whether a quorum exists and are generally counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, except in the election of directors.

More information about the effects of broker non-votes and abstentions on the three proposals to be voted on by our stockholders at the Annual Meeting is provided in “What vote is required to approve each Proposal?” below.

What vote is required to approve each Proposal?

On Proposal 1, the election of five directors, the directors are to be elected by a plurality of the votes cast with respect to such director by the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 1. A “plurality of the votes cast” for purposes of the election of directors means that the five candidates receiving the highest number of votes cast shall be elected as the five directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

On Proposal 2, the ratification of the Audit Committee’s appointment of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2016, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 2 is required to ratify the appointment of GBQ. Abstentions will have the same effect as votes against Proposal 2, while broker non-votes will have no effect on the outcome of the vote on Proposal 2.

Is cumulative voting permitted for the election of directors?

No, you may not cumulate your votes for the election of directors.

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What happens if additional matters are presented at the Annual Meeting?

Other than the two proposals described in this proxy statement, as of the date of this proxy statement we are not aware of any other business to be acted upon at the Annual Meeting. If any additional matters are properly presented for a vote at the Annual Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

Who will count the votes?

A representative from Standard Registrar & Transfer Company Inc., our transfer agent, will count the votes and serve as the inspector of election for the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and the certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management and the Board of Directors.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in different names or are held in more than one account. Please vote all your shares by voting each proxy card and voting instruction card that you receive.

How can I access the proxy materials and annual report electronically?

This proxy statement and our 2015 Annual Report are available on the Internet at http://www.intellinetics.com/investor-relations/sec-filings .

Where can I find the voting results for the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. We will file a Current Report on Form 8-K with the Securities and Exchange Commission within four business days of the Annual Meeting announcing the final voting results.

If I vote against any Proposal, am I entitled to appraisal rights?

Under Nevada law, stockholders are not entitled to appraisal rights with respect Proposal 1 or Proposal 2.

Who pays the costs of this proxy solicitation?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes and proxies. If you choose to access these proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

In addition to the mailing of these proxy materials, we may also solicit proxies in person or by mail, telephone, facsimile, email or other means of communication by our directors, officers and employees, but we will not provide any additional or special compensation for such soliciting activities.

We will request that brokerage houses, banks, nominees, trustees and other custodians forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares, and, upon request, we will reimburse those custodians for their reasonable out-of-pocket expenses incurred in forwarding those materials.

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CORPORATE GOVERNANCE

We believe that our corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors is developing its corporate governance policies and practices in light of the recent changes at the Company to meet laws and regulations, including the rules and regulations of the Securities and Exchange Commission, and best practices in corporate governance.

Director Independence

In accordance with Rule 407(c)(a)(ii) of Regulation S-K, we are not a listed issuer and we use the definition of independence as set forth in the rules of the NASDAQ Stock Market. Currently, the Board consists of five directors, of which independent directors constitute a majority of our Board. In the future, the board of directors may recruit additional independent directors to join the Board and also our Board committees. The charters of both our Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee require that all members of each committee be independent. Currently, Robert C. Schroeder, Rye D’Orazio, Murray Gross, and Sophie Pibouin serve as our independent directors. When determining the independence of Robert C. Schroeder, the Board considered his affiliation with Taglich Brothers, which has been retained by the Company as a Placement Agent, and his appointment by Taglich as a director under the terms of a Placement Agent Agreement between the Company and Taglich Brothers.

Departure of Directors and Election of Directors

On March 20, 2015, Sophie Pibouin was elected by the Board, and reelected by the stockholders in August 2015 as an additional Director. On April 30, 2015, A. Michael Chretien and Thomas D. Moss both resigned from the Board, and the Company thanks them both for their Board service over the past three years. Neither of their resignations were as a result of any disagreements with the Company. Additionally on April 30, 2015, Murray Gross was elected as an additional Director and Chairman of the Board by the Board, and reelected by the stockholders in August 2015.

Meetings of the Board of Directors

Our Board of Directors, which currently consists of five directors, meets regularly throughout the year and holds special meetings whenever circumstances require. The Board of Directors held a total of 4 meetings during 2015. During 2015, each director attended from 80% to 100% of the total number of meetings of the Board and of the committees of the Board on which such director served, and our directors in the aggregate attended 95% of the total number of meetings of the Board and committees on which they served.

Committees of the Board of Directors

Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee operates under a written charter that has been adopted by our Board. Each member of each of these Board committees is an independent director.

Audit Committee

Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In 2015, the members of the Audit Committee were Rye D’Orazio, Robert C. Schroeder and .Murray Gross (since May 13, 2015). The Board of Directors has determined that all members of the Audit Committee are independent under our standards of director independence. The Board of Directors has determined that each member of the Audit Committee is financially literate and that Robert C. Schroeder qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee met four times during 2015.

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The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight and monitoring responsibilities relating to:

•	the quality and integrity of our financial statements;

•	our system of internal control over financial reporting and disclosure controls and procedures;

•	the quality and integrity of our auditing, accounting and financial reporting processes generally;

•	the audits of our annual financial statements and the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm;

•	our compliance with legal and regulatory requirements.

The Audit Committee’s duties and responsibilities include:

•	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

•	determining whether to recommend to the Board of Directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

•	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

•	selecting, appointing and, when appropriate, terminating our independent registered public accounting firm;

•	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

•	reviewing the qualifications, performance and independence of our independent registered public accounting firm;

•	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the design, implementation, adequacy and effectiveness of our system of internal controls;

•	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our annual meetings of stockholders;

•	reviewing any transaction that involves a potential conflict of interest or a related person;

•	adopting and overseeing procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

•	providing other assistance to the Board of Directors, as requested, with respect to our financial, accounting and reporting practices.

The Audit Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors and available on our website at www.intellinetics.com.

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Compensation Committee

Our Board of Directors has established a Compensation Committee. In 2015, the members of the Compensation Committee were Robert C. Schroeder, Rye D’Orazio, and Murray Gross (since May 13, 2015). The Board of Directors has determined that all members of the Compensation Committee are independent under our standards of director independence. In addition, each member of the Compensation Committee meets the definition of a “non-employee director” under Section 16b-3 of the Exchange Act, and of an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met twice during 2015.

The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:

•	establishing, reviewing and approving our general compensation philosophy and strategy;

•	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, and evaluating their performance in light of those corporate goals and objectives, and determining and approving their compensation based on that evaluation;

•	overseeing, evaluating and, as directed by the Board, administering and recommending changes to our incentive compensation plans and programs;

•	approving employment agreements, severance agreements, change in control agreements and other compensation agreements and arrangements for our executive officers;

•	reviewing and approving the compensation of directors;

•	evaluating and assessing any risks and excessive risk-taking activities encouraged by our compensation programs and policies;

•	reviewing the results of the advisory vote by stockholders on the compensation of our named executive officers; and

•	reviewing, modifying and making recommendations with respect to, and monitoring compliance with, our stock ownership guidelines.

The Compensation Committee does not generally exercise its power to delegate its authority to subcommittees and officers. The Compensation Committee has the authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities. To date, the Compensation Committee has not engaged an independent compensation consultant.

While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer, the Compensation Committee is responsible for making the final decisions on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations.

The Compensation Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors and available on our website at www.intellinetics.com.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee as of May 13, 2015. Since then, the members of the Nominating and Corporate Governance Committee have been Robert C. Schroeder, Murray Gross, and Sophie Pibouin. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are independent under our standards of director independence.

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The primary purposes of the Nominating and Corporate Governance Committee are to:

•	identify and recommend individuals qualified to become members of the Board of Directors and its committees;

•	determine the Board’s size, composition, procedures, governance and committees;

•	develop, review and assess, our corporate governance principles and policies;

•	develop qualification criteria for Board membership;

•	review and recommend independence determinations with respect to the directors;

•	recommend Board committee assignments;

•	oversee our Board’s performance and self-evaluation process;

•	oversee risks and exposures associated with director nominations and qualifications, corporate governance and overall Board effectiveness; and

•	review governance-related stockholder proposals and recommend Board responses.

The Nominating and Corporate Governance Committee unanimously recommended the five nominees standing for election at the Annual Meeting, and that recommendation was unanimously approved by the Board of Directors.

The Nominating Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors and available on our website at www.intellinetics.com.

Board Leadership Structure

Our Board of Directors has determined that at the present time it is in the best interests of our company and our stockholders to separate the roles and offices of the Chairman of the Board from the Chief Executive Officer in recognition of the differences between their roles, thereby allowing our Chief Executive Officer to focus on the day-to-day running of our company. The Board determined that this structure is optimal for us under our current circumstances because it allows Matthew L. Chretien, our Chief Executive Officer to devote his full attention and energy to setting and executing the strategic plan for our company and to providing day-to-day management and leadership of our company and our business and affairs, while allowing our Chairman to lead and direct Board meetings and to facilitate other Board activities and the flow of information between management and directors. Until April 30, 3015, A. Michael Chretien served as our Chairman of the Board, and since April 30, 2015, Murray Gross has served as our Chairman of the Board.

We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and provides the appropriate leadership to help ensure effective risk oversight by the Board.

The offices of Chairman of the Board and Chief Executive Officer have been held by separate persons since 2012. However, the Board of Directors recognizes that circumstances may change over time. Accordingly, the Board of Directors has not adopted a formal policy requiring us to separate the roles of Chairman of the Board and Chief Executive Officer but rather believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and the Chief Executive Officer from time to time in a manner that is in the best interests of our company and our stockholders based upon then prevailing circumstances. We believe our current leadership structure is serving the best interests of our company and our stockholders.

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Executive Sessions

Executive sessions of independent directors, without any management director or other members of management being present, are held at the request of the independent directors as they deem necessary or appropriate. The sessions may be held in conjunction with a Board committee meeting at which no management director is present. Any independent director can request that additional executive sessions be scheduled.

Director Attendance at Annual Meetings of Stockholders

The Board of Directors expects all directors to attend each Annual Meeting of Stockholders, except where the failure to attend is due to unavoidable or unforeseeable circumstances. All directors attended the 2015 Annual Meeting of Stockholders.

Nominations of Directors

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board of Directors, the needs and the respective committees of the Board, and the qualifications of candidates in light of those needs.

In selecting candidates for nomination at an annual meeting of stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the Board of Directors. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board.

If there are Board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including Board members, management, business contacts, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the criteria for membership set forth below under “—Qualifications of Nominees for Director.”

Directors are elected annually by the stockholders and serve for one year terms until the next annual meeting of stockholders. As a result, the terms of all five directors expire at the Annual Meeting. Accordingly, five persons will be elected as directors at the Annual Meeting. Matthew L. Chretien, Rye D’Orazio, Robert Schroeder, Murray Gross, and Sophie Pibouin were unanimously recommended for re-election by the Board, based upon their qualifications, expertise, skills and upon their prior experience on our Board.

Qualifications of Nominees for Director

The Nominating and Corporate Governance Committee is responsible for reviewing the requisite qualifications and skills of director candidates in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements or policies regarding age, education, years of experience, diversity or specific types of skills for potential candidates, it analyzes certain criteria and qualifications that candidates for membership on the Board of Directors should possess. No particular criterion is necessarily applicable to all prospective nominees. Except in limited and exceptional circumstances, each candidate to serve on the Board of Directors should have the following qualifications:

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•	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and values.

•	The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

•	Holds or has held a recognized position of leadership in the candidate’s community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

•	Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives.

•	A general level of expertise and experience in our business areas.

•	The ability to read and understand basic financial statements and other financial information pertaining to us.

•	A commitment to understanding our company and our business, industry and strategic objectives.

•	The availability and a commitment to devote adequate time to the Board and its committees and the ability to generally fulfill all responsibilities as a member of our Board of Directors, including to regularly attend and participate in meetings of the Board, Board committees and stockholders, in light of the number of other company boards on which the candidate serves and the candidate’s other personal and professional commitments.

•	The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

•	For prospective non-employee directors, independence under SEC rules and regulations.

•	The willingness to accept the nomination to serve as a member of our Board of Directors.

•	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the Board.

•	Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC rules.

•	For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to the Board.

•	The composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific Board needs that have arisen. While our Board has not adopted a specific or formal policy on diversity with respect to directors, they share a commitment to an inclusive culture, endorse equal opportunity principles and practices and seek nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. We believe that the backgrounds and qualifications of the members of the Board, considered as a group, should provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board is committed to nondiscrimination on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law in selecting nominees.

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Recommendations and Nominations by Stockholders

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and us, personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Nominating and Corporate Governance Committee and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request.

Nominations by stockholders for director candidates must be addressed to:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Chief Financial Officer

Role of the Board in Risk Oversight

Risk is inherent in every business. We face a number of risks, including operational, financial, legal, regulatory, safety, strategic and reputational risks. While management is responsible for the day-to-day management of the risks we face, the role of our Board is to engage in the oversight of risk management and encourage management to promote a culture that actively manages risks as a part of our corporate strategy and operations. The Board’s role in the risk oversight process includes regular communication with members of senior management on areas of material risk to us, which enables the Board to understand our risk identification, assessment and management and our risk mitigation strategies. There is not separate Risk Committee.

Each Board committee considers risk within its areas of responsibilities and keeps the Board regularly informed through committee reports about such risks. The Audit Committee assists the Board with respect to risk management primarily in the areas of accounting, financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board primarily with respect to the management of risks related to our compensation programs, policies and practices. This allocation of risk oversight responsibilities enables the Board of Directors and its committees to coordinate the risk oversight role. The full Board considers our risk profile and focus on the most significant risk factors facing us with the goal of ensuring that all material risks are identified and appropriate risk mitigation measures are implemented.

We believe that the Board’s leadership structure, as discussed above, is consistent with the roles of the Board and the Board committees in risk oversight. The Board has found that its current structure, with the separation of the roles of the Chairman of the Board and the Chief Executive Officer, supports the Board’s risk oversight activities, because the Chief Executive Officer and other members of senior management have responsibility for the management of risk and our Board, led by our Chairman, provides oversight of that risk management, and because various aspects of risk oversight are allocated among the committees of the Board within their areas of responsibility.

Codes of Ethics

We have adopted a code of ethics, each designed to encourage our directors, officers and employees to act with the highest level of integrity. This code is available on the Investor Relations section of our website at www.intellinetics.com.

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The Intellinetics, Inc. Code of Business Conduct and Ethics is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Business Conduct and Ethics, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.

If we make any amendment to, or grant any waiver from a provision of, our code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or of our Compensation Committee.

Access to Management and Outside Advisors

Our directors have full and unrestricted access to our management and employees. Our Board of Directors and its committees have the right to retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.

Communications with the Board of Directors

While the Board believes that management speaks for our company, any stockholder who wishes to communicate directly with the Board of Directors, any committee of the Board or any individual director may do so by directing a written request addressed to such director or directors as follows:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, OH 43228

Attention: Chief Financial Officer

Communications directed to members of the Board will be forwarded to the intended Board members, unless such communications are deemed advertisements or promotional, clearly unrelated to our business or to Board or committee matters, or unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of five members. Under our Articles of Incorporation and Bylaws, the members of the Board must be re-elected each year at the Annual Meeting of the Stockholders. Each director serves in office until the expiration of his term and until his successor is duly elected and qualified.

The terms of all five directors expire at the Annual Meeting: Matthew L. Chretien, Rye D’Orazio, Robert C. Schroeder, Sophie Pibouin, and Murray Gross. Therefore, five directors will be elected at the Annual Meeting.

The Board of Directors has unanimously nominated Matthew L. Chretien, Rye D’Orazio, Robert C. Schroeder, Sophie Pibouin, and Murray Gross to be re-elected as directors at the Annual Meeting, to serve as directors for a term of one year.

Matthew L. Chretien, Rye D’Orazio, Robert C. Schroeder, Sophie Pibouin, and Murray Gross, have each agreed to continue to serve as a director if re-elected by the stockholders at the Annual Meeting. The Board of Directors has no reason to believe that the nominees will be unable to serve. However, if any nominee should become unexpectedly unable to serve as a director, then the persons appointed as proxies in the accompanying proxy card intend to vote for such other nominee as the Board of Directors may designate unless the size of the Board is reduced by the Board of Directors.

Set forth below is information as of the date of this proxy statement about the nominees. In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee that led our Board of Directors to conclude that such person should serve as a director, we also believe that each nominee has demonstrated a high level of leadership experience, business acumen, integrity and honesty, and an ability to exercise sound judgment and deal with complex problems, as well as a commitment of service to our company and our Board. Our Board of Directors believes that these skills and qualifications, combined with the diverse backgrounds, experience, expertise and perspectives of our directors, contribute to robust and productive discussions in the boardroom and the ability of the Board to work in a positive and collegial fashion that benefits our company and our stockholders by creating a strong and effective Board of Directors. The Board considers the composition of the Board in light of our evolving business requirements and its assessment of the Board’s performance to ensure that the Board has the appropriate mix of skills and experiences needed for the broad set of challenges that it confronts and the responsibilities it has. Based on all of these qualifications, the Board of Directors believes that each nominee has the appropriate set of skills and qualifications to serve as members of the Board and to benefit our company and our stockholders as Board members.

Nominees

Matthew L. Chretien, 48, was appointed interim President and Chief Executive Officer on July 31, 2013. He is a co-founder of Intellinetics and has served as Intellinetics’ Executive Vice President, Chief Technology Officer, Chief Financial Officer, and Treasurer since September 2011. Matthew L. Chretien resigned from the Chief Financial Officer position in September 2012. From January 1999 until September 2011, Matthew L. Chretien was employed as Intellinetics’ President and Chief Executive Officer. From 1996 until 1999, Matthew L. Chretien was employed as Intellinetics’ Vice President. Prior to joining Intellinetics, Matthew L. Chretien served as the field sales engineer for Unison Industries, a manufacturer of aircraft ignition systems. As a co-founder who has been an active executive at all times since 1996, our Board believes Matthew L. Chretien is qualified to serve on our Board. He brings to the Board valuable leadership experience and insight with respect to our technology; products and services; and relationships with customers, vendors, and distributors. Matthew L. Chretien is the son of A. Michael Chretien.

Rye D’Orazio, 61, serves as a member of our board of directors, and has served as a director of Intellinetics since 2006. Rye D’Orazio has been a partner at Ray & Barney Group since 2001. From 1995 to 2000, Rye D’Orazio served as Vice President of Professional Services at Compucom. From 1985 to 1995, Rye D’Orazio was a partner at NCGroup, which he founded. From 1982 to 1995, Rye D’Orazio was employed as the Vice President of Professional Services at Triangle Systems, and from 1977 to 1982, Rye D’Orazio was employed as a systems engineer at Electronic Data Systems. Rye D’Orazio brings over 30 years of important industry experience and business acumen to our Board. Our Board believes that Rye D’Orazio’s experience and expertise, particularly with respect to professional services and entrepreneurship, qualify him to serve on our Board.

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Robert C. Schroeder, 48, has served as a member of our board of directors since September 10, 2013. Robert C. Schroeder is Vice President of Investment Banking at Taglich Brothers and specializes in advisory services and capital raising for small public and private companies. Prior to that, Robert C. Schroeder served as Senior Equity Analyst publishing sell-side research on publicly traded companies. Prior to joining Taglich Brothers, he served in various positions in the brokerage and public accounting industry. Robert C. Schroeder received a B.S. degree in accounting and economics from New York University. He currently serves on the board of directors of publicly traded Air Industries Group, a manufacturer of aerospace parts and assemblies, and Decisionpoint Systems, Inc., a leading provider and integrator of Enterprise Mobility, Wireless Applications and RFID solutions. The Board believes Robert C. Schroeder is well qualified to serve on the Board due to his leadership skills, capital markets expertise, and extensive experience as a director of the board for other public companies.

Sophie Pibouin, 48, has served as a member of our Board since March 20, 2015. Prior to joining the Board, Ms. Pibouin served as Chief Operating Officer, from 2012 to 2014, for SDL, PLC, a global provider of customer experience management software and solutions, having previously worked as a General Manager from 2010 to 2012. From 2006 to 2009, she served as Chief Operating Officer at Chronicle Solutions, Inc., a security software company. From 1990 to 2004, she worked for CA, Inc. (formerly Computer Associates), in a variety of positions including ultimately as Senior Vice President/GM for the Mid-Atlantic Region. She graduated with Honors as a Bachelor in International Commerce from the University of Flaubert in Rouen, France. The Board believes Ms. Pibouin brings a depth and breadth of business experience in the software industry, and that she is qualified to serve on our Board.

Murray Gross, 77, has served as a member of our Board since April 30, 2015. Mr. Gross is also Chairman of the Board. Prior to joining the Board, Mr. Gross was Chairman, CEO, and President of US Home Systems (NASDAQ: USHS) from its inception in 1997 through 2012. The Company grew to $180 million in sales when it was acquired by The Home Depot (NYSE: HD) in October 2012 for nearly $100 million. Prior to founding USHS, Mr. Gross was the President and COO of Facelifters Home Systems from 1987 – 1996 when it was acquired by AMRE (NYSE: AMM) for $44 million. Mr. Gross began his entrepreneurial pursuits when he co-founded Pennsylvania-based Busy Beavers Remodelers. This Company was sold to its partner, Busy Beavers Home Centers, and both companies were acquired in 1972 by Cyclops Corporation, then number 240 on the Fortune 500 list. The Board believes that Mr. Gross brings extensive experience in building successful publicly held micro-cap companies, with proven expertise in marketing & sales management, finance, and mergers & acquisitions. The Board believes Mr. Gross is qualified to serve on our Board due to his extensive business and management experience, and his past successful leadership of public companies.

Vote Required

Our Bylaws require that each director be elected by a plurality of the votes cast by the holders of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting with respect to the directors. A “plurality of the votes cast” means that the five candidates receiving the highest number of votes cast shall be elected as the five directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FIVE NOMINEES:

MATTHEW L. CHRETIEN, RYE D’ORAZIO, ROBERT C. SCHROEDER, SOPHIE PIBOUIN, AND MURRAY GROSS

Proxy cards properly signed and timely returned to us will be so voted,

unless contrary instructions are specified.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

The Audit Committee of the Board of Directors has appointed GBQ Partners LLC (“GBQ”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. GBQ has served as our independent registered public accounting firm since September 4, 2012.

At the Annual Meeting, our stockholders will be asked to ratify the Audit Committee’s appointment of GBQ as our registered public accounting firm for fiscal year 2016. While stockholder ratification of the appointment of GBQ is not required by our by-laws or by any other applicable legal requirement, we are submitting this appointment to our stockholders for ratification as a matter of good corporate governance. If our stockholders do not ratify the appointment of GBQ, then the Audit Committee will reconsider the appointment, although it may still determine to retain this appointment. Even if the appointment of GBQ is ratified by our stockholders, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

We expect that one or more representatives of GBQ will be present telephonically at the Annual Meeting, and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.

The aggregate fees for professional services rendered to us by GBQ for the fiscal years ended December 31, 2015 and December 31, 2014 were as follows:

	Fees
	2015	2014
Audit Fees	$75,178	$72,927
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total	$75,178	$72,927

Audit Fees

This category includes fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. This category also includes fees associated with advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits, and services related to Securities and Exchange Commission registration statements and filings.

Audit-Related Fees

This category includes fees associated with employee benefit plan audits, internal control reviews, accounting consultations, and attestation services that are not required by statute or regulation. We did not engage GBQ for audit-related fees during 2014 and 2015.

Tax Fees

We did not engage GBQ for tax planning for merger and acquisition activities, tax consultations, the review of income tax returns and assistance with state tax examinations.

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All Other Fees

We did not engage GBQ to provide any information technology services or any other services during the fiscal years ended December 31, 2015 and 2014.

Audit Committee Pre-Approval Policy

Our Audit Committee specifically approved the audit and audit-related services performed by GBQ for the periods ended December 31, 2015 and 2014, when applicable.

For the fiscal year ending December 31, 2015, our Audit Committee pre-approved audit-related and non-audit related services not prohibited by law to be performed by our independent registered public accountants and associated fees. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC.

Vote Required

The affirmative “FOR” vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment by the Audit Committee of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2:
THE RATIFICATION OF THE APPOINTMENT OF GBQ
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

Proxy cards properly signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects beneficial share ownership by all of our executive officers and directors, and by any stockholders who beneficially own more than 5% of the Company's common stock.

The information provided in the table below is based on our records, information filed with the SEC and information provided by our directors and executive officers.

BENEFICIAL OWNERSHIP TABLE as of May 9, 2016

(common stock)

	Number of Shares
Name of Beneficial Owner	Beneficially Owned		Percentage of Shares Outstanding (1)
DIRECTORS AND OFFICERS
Matthew Chretien, President, CEO 2190 Dividend Drive, Columbus, OH 43228	1,537,961	(2)	8.39%

Michael Chretien, VP of Compliance, Secretary 2190 Dividend Drive, Columbus, OH 43228	1,396,685		8.32%

Kendall D Gill, CFO 2190 Dividend Drive, Columbus, OH 43228	85,714	(3)	*

Murray Gross, Chairman 2190 Dividend Drive, Columbus, OH 43228	1,055,712	(4)	6.03%

Rye D'Orazio, Director 2190 Dividend Drive, Columbus, OH 43228	204,961		1.22%

Sophie Pibouin, Director 2190 Dividend Drive, Columbus, OH 43228	136,333	(5)	*

Robert Schroeder, Director 2190 Dividend Drive, Columbus, OH 43228	598,559	(6)	3.51%

Officers and Directors as a Group (7 Persons)	5,015,925	(7)	27.03%

STOCKHOLDERS WITH 5% OR MORE BENEFICIAL OWNERSHIP
Michael Taglich 275 Madison Ave., Suite 1618, New York, NY 10016	4,031,526	(8)	22.37%

Robert F. Taglich 275 Madison Ave., Suite 1618, New York, NY 10016	3,645,177	(9)	20.40%

* Less than 1%

(1)	Based upon 16,794,992 shares of common stock issued and outstanding, plus shares beneficially owned but not issued for each respective stockholder.
(2)	Beneficial ownership includes 610,595 shares of common stock underlying stock options and warrants issued to Mr. Chretien but not yet exercised.
(3)	Beneficial ownership includes 50,000 shares of common stock underlying stock options issued to Mr. Gill but not yet exercised.

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(4)	Beneficial ownership includes 703,169 shares of common stock underlying stock options and warrants issued to Mr. Gross but not yet exercised.
(5)	Beneficial ownership includes 128,000 shares of common stock underlying stock options issued to Ms. Pibouin but not yet exercised.
(6)	Beneficial ownership includes 272,770 shares of common stock underlying stock options and warrants issued to Mr. Schroeder but not yet exercised.
(7)	Beneficial ownership includes 1,764,534 shares of common stock underlying stock options and warrants issued to the directors and officers but not yet exercised, as disclosed in footnotes 2 through 6.
(8)	Beneficial ownership includes 1,225,162 shares of common stock underlying warrants issued to, or otherwise considered beneficially owned through family relationship or control by, Mr. Michael Taglich but not yet exercised.
(9)	Beneficial ownership includes 1,074,726 shares of common stock underlying warrants issued to Mr. Robert Taglich but not yet exercised.

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EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our “Named Executive Officers” (or “NEOs”) consist of (i) the individual(s) who served or acted as the Company’s principal executive officer during the last completed fiscal year; (ii) the Company’s two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the last completed fiscal year; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that the individual was not serving as one of our executive officers at the end of the last completed fiscal year. For the year ended December 31, 2015, our NEOs were the following individuals:

• Matthew L. Chretien, our President, Chief Executive Officer, and Treasurer;

• Kendall D. Gill, our Chief Financial Officer; and

• Thomas D. Moss, our Chief Software Engineer.

Summary Compensation Table

The following table sets forth certain information relating to the total compensation earned for services rendered to us in all capacities by (i) the persons serving as our President and Chief Executive Officer, and (ii) our two other most highly compensated executive officers.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)
Matthew L. Chretien	2015	135,000	-	-	-	-	-	-	135,000
President and Chief Executive Officer	2014	173,092	-	-	-	-	-	-	173,902
Kendall D. Gill	2015	120,462	-	-	-	-	-	-	120,462
Chief Financial Officer	2014	134,292	-	-	-	-	-	-	134,292
Thomas D. Moss	2015	150,577	-	-	-	-	-	-	150,577
Chief Software Engineer	2014	145,000	-	-	-	-	-	-	145,000

Employment Agreements with our Executive Officers

Pension Benefits

We do not provide, sponsor or maintain any pension arrangements for our named executive officers or for our employees. Our named executive officers are eligible to participate in our 401(k) defined contribution plan. None of our named executive officers participated in our 401(k) plan during fiscal 2015.

Non-Qualified Deferred Compensation

We do not provide and we have not adopted any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our officers and other employees with non-qualified deferred contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

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Employment Agreements with our Executive Officers

Intellinetics Ohio is a party to employment agreements with Matthew L. Chretien and A. Michael Chretien, both dated as of September 16, 2011. The Company does not have employment agreements with these executive officers because the Company believes the agreements between Intellinetics Ohio and each of the above named executive officers is expected to control the terms of their employment with the Company, as Intellinetics Ohio is the sole operating subsidiary of the Company. On September 24, 2012, pursuant to an Offer of Employment and Employment Agreement, the Company appointed Kendall D. Gill as the Chief Financial Officer. Each executive with an agreement listed below has informally agreed to receive less in salary than they are entitled to receive under their Employment Agreements at the current time, while the Company is managing available cash and working towards profitability.

Agreement with Matthew L. Chretien

Under this agreement, Matthew L. Chretien agrees to serve as the Interim President and Chief Executive Officer, Principal Accounting Officer, and Treasurer of Intellinetics, and to devote his full-time efforts to his employment with Intellinetics Ohio. Pursuant to the agreement, Matthew L. Chretien (i) receives compensation at the rate of $195,000 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iii) may become eligible, at the sole discretion of Intellinetics Ohio, for profit sharing, commissions, and bonuses, and (iv) was entitled to receive deferred compensation in the form of a lump sum payment of $100,828 on March 31, 2015. The Company notified Mr. Chretien on March 31, 2015, that payment of the lump sum amount scheduled for March 31, 2015 is deferred subject to the Company’s available cash flow. The term of the agreement is indefinite, and both parties stipulate and agree that Matthew L. Chretien is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics Ohio discontinues the operation of its business, or (ii) at the option of Intellinetics Ohio in the event that Matthew L. Chretien becomes permanently disabled. Under the agreement, Matthew L. Chretien covenants (i) not to disclose trade secrets or proprietary information of Intellinetics Ohio, (ii) not to solicit customers, clients, or employees of Intellinetics Ohio for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics Ohio in the state of Ohio for a period of six months after termination of his employment.

Agreement with A. Michael Chretien

Under this agreement, A. Michael Chretien agrees to serve as the Vice President of Compliance and Corporate Secretary, and to devote his full-time efforts to his employment with Intellinetics Ohio. Pursuant to the agreement, A. Michael Chretien (i) receives compensation at the rate of $97,500 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iii) may become eligible, at the sole discretion of Intellinetics Ohio, for profit sharing, commissions, and bonuses, and (iv) was entitled to receive deferred compensation in the form of a lump sum payment of $114,183 on March 31, 2015. The Company notified Mr. Chretien on March 31, 2015, that payment of the lump sum amount scheduled for March 31, 2015 is deferred subject to the Company’s available cash flow. The term of the agreement is indefinite, and both parties stipulate and agree that A. Michael Chretien is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics Ohio discontinues the operation of its business, or (ii) at the option of Intellinetics Ohio in the event that Mr. Chretien becomes permanently disabled. Under the agreement, A. Michael Chretien covenants (i) not to disclose trade secrets or proprietary information of Intellinetics Ohio, (ii) not to solicit customers, clients, or employees of Intellinetics Ohio for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics Ohio in the state of Ohio for a period of six months after termination of his employment.

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Agreement with Kendall D. Gill

Under this agreement, Kendall D. Gill (i) receives compensation at the rate of $145,000 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, and (iii) may become eligible, at the sole discretion of the Company, for profit sharing, and bonuses. The term of the agreement is indefinite, and both parties stipulate and agree that Kendall D. Gill is an “at will” employee under Ohio law, which governs the agreement. Under the agreement, Kendall D. Gill covenants (i) not to disclose trade secrets or proprietary information of the Company, (ii) not to solicit customers, clients, or employees of the Company for a period of two years after termination of the agreement, and (iii) not to compete with the Company in the state of Ohio for a period of six months after termination of his employment. Under the agreement, on September 24, 2012, Kendall D. Gill was awarded 250,000 restricted common shares of the Company, $0.001 par value, (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Outstanding Equity Awards at 2015 Fiscal Year End

There were no outstanding equity awards at December 31, 2015.

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DIRECTOR COMPENSATION

Director Compensation 2015

	Name	Fees Earned or Paid in Cash	Stock Awards($)	Option Awards($)	Non-equity Incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other Compensation ($)	Total ($)
	(a)	(b)	( c )	(d)	(e)	(f)	(g)	(h)
A	Sophie Pibouin	$25,000	-	$105,000	-	-	-	$130,000
B	Murray H. Gross	-	-	$520,000	-	-	-	$520,000
C	Rye D'Orazio	-	-	-	-	-	-	-
D	Robert C. Schroeder	-	-	-	-	-	-	-
E	Matthew L. Chretien	-	-	-	-	-	-	-

A	On March 20, 2015, the Board approved annual cash compensation for Ms. Pibouin for her services as director of $25,000 per year. On April 30, 2015, the Company entered into a Non-Qualified Stock Option Agreement, subject to the 2015 Intellinetics Inc. Equity Incentive Plan, with Ms. Pibouin for the issuance of options to purchase 128,000 shares of common stock of the Company in exchange for her services as a Director of the Company. The options are vested, and carry an exercise price of $0.75 per share.

B	On April 30, 2015, the Company entered into a Non-Qualified Stock Option Agreement, subject to the 2015 Intellinetics Inc. Equity Incentive Plan, with Murray Gross for the issuance of options to purchase 640,000 shares of common stock of the Company in exchange for his services as a Director of the Company. Portions of the options are subject to certain performance-based vesting requirements and carry an exercise price of $0.75 per share.

None of the directors of Intellinetics received compensation for services rendered as a director during the year ended December 31, 2014.

In 2015, the Compensation Committee and Board of Directors approved the following compensation arrangements to compensate directors for their services as directors:

•	On March 20, 2015, the Board approved annual cash compensation for Ms. Pibouin for her services as director of $25,000 per year. On April 30, 2015, the Company entered into a Non-Qualified Stock Option Agreement, subject to the 2015 Intellinetics Inc. Equity Incentive Plan, with Ms. Pibouin for the issuance of options to purchase 128,000 shares of common stock of the Company in exchange for her services as a Director of the Company. The options vest on a quarterly schedule, and carry an exercise price of $0.75 per share.

•	On April 30, 2015, the Company entered into a Non-Qualified Stock Option Agreement, subject to the 2015 Intellinetics Inc. Equity Incentive Plan, with Murray Gross for the issuance of options to purchase 640,000 shares of common stock of the Company in exchange for his services as a Director of the Company. Portions of the options are subject to certain performance-based vesting requirements and carry an exercise price of $0.75 per share.

•	On November 17, 2015, the Compensation Committee, pursuant to the authority given to it by the Board and under the 2015 Intellinetics Inc. Equity Incentive Plan, approved the following annual compensation for directors, payable on January 2 of each year beginning with 2016:

o	$7,500 cash payment,
o	Restricted stock equal to $7,500 as of the date of grant, in Company shares, pursuant to the 2015 Intellinetics Inc. Equity Incentive Plan, and
o	An additional amount of restricted stock equal to $25,000 as of the date of grant, in Company shares, pursuant to the 2015 Intellinetics Inc. Equity Incentive Plan, payable to the Chairman of the Board for his additional services in that role.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The written charter for the Audit Committee requires that all transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) be reviewed, approved, and overseen by the Audit Committee, which is comprised of independent directors.

Certain Relationships and Related Transactions

The following is a summary of the related person transactions that Intellinetics has participated in at any time during each of the previous two fiscal years. Related person transactions are those transactions covered by Item 404 of Regulation S-K.

On December 31, 2014, the Company and Ramon Shealy, a former director of the Company who resigned in 2013, agreed to extend until January 1, 2020 the maturity date of a promissory note previously issued by the Company to Mr. Shealy, with an original principal amount of $250,000, bearing interest at a rate of 10% per annum, without changing any other terms of the promissory note. The largest aggregate amount of principal outstanding during 2015 was $193,453, the total amount of principal paid during 2015 was $28,654, the total amount of interest paid during 2015 was $16,559, and the amount outstanding as of March 25, 2016 is $156,520.

On December 31, 2014, Intellinetics Ohio and Jackie Chretien, a person related to the President & CEO of the Company, agreed to extend until January 1, 2016 the maturity date of a promissory note previously issued by Intellinetics Ohio to Ms. Chretien, with an original principal balance of $80,000, without changing any other terms of that promissory note. On January 1, 2016, Intellinetics Ohio repaid in full the outstanding principal and accrued interest on this note.  The largest aggregate amount of principal outstanding during 2015 was $15,000, the amount outstanding as of March 25, 2016 is $0, the total amount of principal paid during 2015 was $0, and the total amount of interest paid during 2015 was $0.

On December 31, 2014, Intellinetics Ohio and A. Michael Chretien, Secretary of the Company and VP for Compliance, agreed to extend until January 1, 2016 the maturity date of a promissory note previously issued by Intellinetics Ohio to Mr. Chretien, without changing any other terms of that promissory note. On January 1, 2016, Intellinetics Ohio repaid in full the outstanding principal and accrued interest on this note.  The largest aggregate amount of principal outstanding during 2015 was $40,415, the amount outstanding as of March 25, 2016 is $0, the total amount of principal paid during 2015 was $0, and the total amount of interest paid during 2015 was $0.

The following convertible notes were issued by the Company to directors, officers, and stockholders holding more than 5% beneficial ownership of the Company’s common stock. The terms for all of the following notes provide for interest at an annual rate of 10% until the maturity date of December 31, 2015. Pursuant to the terms of each note and in accordance with the Note Exchange (detailed below), the noteholders converted the notes into shares of common stock, par value $0.001 per share, of the Company at a conversion rate set forth below. Any notes not paid or converted by their maturity date would have accrued interest at the annual rate of 12% from the maturity date until the date the notes were repaid in full. Any interest not paid quarterly also accrued interest at the annual rate of 12%.

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Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2015	Amount outstanding as of March 28, 2016 (principal and interest)	Amount of principal paid during 2015*	Amount of interest paid during 2015*
Matthew L. Chretien Officer and Director	6/10/2014	$0.56	10,000	10,000	-0-	10,000	2,715
Robert Schroeder Director	5/9/2014	$0.56	30,000	30,000	-0-	30,000	8,696
Michael Taglich 5% Stockholder	5/9/2014	$0.56	30,000	30,000	-0-	30,000	8,696
Robert Taglich 5% Stockholder	5/9/2014	$0.56	30,000	30,000	-0-	30,000	8,696
Michael Taglich 5% Stockholder	7/10/2014	$0.56	350,534	350,534	-0-	350,534	87,509
Robert Taglich 5% Stockholder	7/10/2014	$0.56	350,534	350,534	-0-	350,534	87,509

* Principal and interest were converted to equity.

The following convertible notes were issued by the Company to directors, officers, and stockholders holding more than 5% beneficial ownership of the Company’s common stock. The terms for all of the following notes provide for interest at an annual rate of 6% until the maturity date of December 31, 2015. Pursuant to the terms of each note and in accordance with the Note Exchange (detailed below), the noteholders converted the notes into shares of common stock, par value $0.001 per share, of the Company at a conversion rate set forth below. Any notes not paid or converted by their maturity date would have accrued interest at the annual rate of 12% from the maturity date until the date the notes were repaid in full. Any interest not paid quarterly also accrued interest at the annual rate of 12%.

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2015	Amount outstanding as of March 28, 2016 (principal and interest)	Amount of principal paid during 2015*	Amount of interest paid during 2015*
Robert Schroeder Director	10/9/2014	$0.30	15,000	15,000	-0-	15,000	4,369
Michael Taglich 5% Stockholder	10/9/2014	$0.30	80,000	80,000	-0-	80,000	23,303
Michael Taglich 5% Stockholder	12/17/2014	$0.30	100,000	100,000	-0-	100,000	22,323
Michael Taglich 5% Stockholder	2/10/2015	$0.30	50,000	50,000	-0-	50,000	8,786
Michael Taglich 5% Stockholder	3/11/2015	$0.30	50,000	50,000	-0-	50,000	7,595
Robert Taglich 5% Stockholder	10/9/2014	$0.30	80,000	80,000	-0-	80,000	23,303
Robert Taglich 5% Stockholder	12/17/2014	$0.30	100,000	100,000	-0-	100,000	22,323
Robert Taglich 5% Stockholder	2/10/2015	$0.30	50,000	50,000	-0-	50,000	8,786
Robert Taglich 5% Stockholder	3/11/2015	$0.30	50,000	50,000	-0-	50,000	7,595

* Principal and interest were converted to equity.

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The following convertible notes were issued by the Company to directors, officers, and stockholders holding more than 5% beneficial ownership of the Company’s common stock. The terms for all the following notes provide for interest at an annual rate of 10 percent until maturity three months following the effective date, with interest payable quarterly. Pursuant to the terms of each note and in accordance with the Note Exchange (detailed below), the noteholders converted the notes into shares of common stock, par value $0.001 per share, of the Company at a conversion rate set forth below. Any notes not paid or converted by their maturity date would have accrued interest at the annual rate of 12% from the maturity date until the date the notes were repaid in full. Any interest not paid quarterly also accrued interest at the annual rate of 12%.

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2015	Amount outstanding as of March 28, 2016 (principal and interest)	Amount of principal paid during 2015*	Amount of interest paid during 2015*
Michael Taglich 5% Stockholder	5/20/2015	$0.6	20,000	20,000	-0-	20,000	1,524
Michael Taglich 5% Stockholder	6/3/2015	$0.57	10,000	10,000	-0-	10,000	708
Michael Taglich 5% Stockholder	6/17/2015	$0.57	50,000	50,000	-0-	50,000	3,274
Michael Taglich 5% Stockholder	7/15/2015	$0.54	25,000	25,000	-0-	25,000	1,495
Michael Taglich 5% Stockholder	8/26/15	$0.6	36,000	36,000	-0-	36,000	1,572
Michael Taglich 5% Stockholder	9/22/15	$0.58	50,000	50,000	-0-	50,000	1,666
Robert Taglich 5% Stockholder	5/20/2015	$0.6	20,000	20,000	-0-	20,000	1,524
Robert Taglich 5% Stockholder	6/3/2015	$0.57	10,000	10,000	-0-	10,000	708
Robert Taglich 5% Stockholder	6/17/2015	$0.57	50,000	50,000	-0-	50,000	3,274
Robert Taglich 5% Stockholder	7/15/2015	$0.54	25,000	25,000	-0-	25,000	1,495
Robert Taglich 5% Stockholder	8/26/15	$0.6	36,000	36,000	-0-	36,000	1,572
Robert Taglich 5% Stockholder	9/22/15	$0.58	50,000	50,000	-0-	50,000	1,666

* Principal and interest were converted to equity.

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Return to Treasury of Shares and Issuance of Contingent Warrants

On February 15, 2016, A. Michael Chretien exercised warrants to purchase 500,000 shares of common stock of the Company, from the Company, at an exercise price of $0.007 per share. These warrants were issued as consideration for A. Michael Chretien returning to treasury 500,000 shares of common stock he owned in 2013.

Matthew L. Chretien continues to hold a four-year warrant, expiring in February 2017, to purchase 500,000 shares of common stock of the Company, from the Company, at an exercise price of $0.007 per share. These warrants were issued as consideration for Matthew L. Chretien returning to treasury 500,000 shares of common stock he owned in 2013.

Notes payable due to related persons consist of the following:

	December 31, 2015	December 31, 2014
The $80,000 Jackie Chretien Note	$15,000	$15,000
The $55,167 A. Michael Chretien Note	40,415	40,415
The $250,000 Shealy Note	0	45,000
Convertible Notes Payable to Robert Schroeder	0	10,000
Convertibe Note Payable to Matthew Chretien	0	560,534
Convertible Notes Payable to Michael Taglich	0	560,534
Convertible Notes Payable to Robert Taglich	0	50,000
Total notes payable - related party	55,415	1,281,483
Less current portion	(55,415)	(1,226,068)
Long-term portion of notes payable-related party	$0	$55,415

Sales of Equity to Related Persons

Certain related persons participated in two private placements of securities with investors.

On December 29, 2015, December 31, 2015, and January 25, 2016, the Company entered into securities purchase agreements with certain accredited investors, pursuant to which it sold an aggregate of 1,333,333 units at a price of $1.20 per unit. Each unit consisted of two shares of the Company’s common stock, par value $0.001 per share, and a five-year warrant to purchase one share of the Company’s common stock at an exercise price of $0.65 per share (the “2015 Offering”). The following related persons participated in the 2015 Offering, on the same terms as all other investors participating in the offering:

Name of Investor	Relationship to the Company	Number of Units Purchased	Date of Transaction
Michael Taglich C/F Hope Taglich UGMA	Assets held for the benefit of a family member of Michael Taglich, who beneficially owns more than 5% of the common stock of the Company.	25,000.0	12/29/2015
Michael Taglich Cust for Lucy Taglich UTMA NY	Assets held for the benefit of a family member of Michael Taglich, who beneficially owns more than 5% of the common stock of the Company.	25,000.0	12/29/2015
Michael Taglich Custodian FBO Amanda Taglich UTMA NY until age 21	Assets held for the benefit of a family member of Michael Taglich, who beneficially owns more than 5% of the common stock of the Company.	25,000.0	12/29/2015
Michael Taglich Custodian FBO Stella Taglich UTMA until age 21	Assets held for the benefit of a family member of Michael Taglich, who beneficially owns more than 5% of the common stock of the Company.	25,000.0	12/29/2015
Murray H. Gross	Director and Chairman of the Board; Beneficially owns more than 5% of the common stock of the Company.	10,000.0	1/25/2016
Michael N. Taglich	Beneficially owns more than 5% of the common stock of the Company.	12,599.0	1/25/2016

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On December 31, 2015 and January 6, 2016, the Company entered into note purchase agreements with certain accredited investors, pursuant to which it exchanged convertible notes with an aggregate principal and accrued interest balance of $2,632,684.67 into 1) shares of the Company’s common stock, par value, $0.001 per share at the conversion rate set forth therein for each note (as detailed above), and 2) an amount of warrants equal to 50% of the principal and accrued interest converted for each note, divided by 0.6 (the 2015 Note Exchange”). Such warrants were five-year warrants to purchase shares of common stock at an exercise price of $0.65 per share.

Name of Investor	Relationship to the Company	Amount of Principal and Interest Converted	Date of Transaction
Michael N. Taglich	Beneficially owns more than 5% of the common stock of the Company.	$1,019,984.99	12/31/2015
Robert F. Taglich	Beneficially owns more than 5% of the common stock of the Company.	$1,019,984.99	12/31/2015
Robert C. Schroeder	Director;	$58,065.21	12/31/2015
Murray H. Gross	Director; Chairman of the Board; Beneficially owns more than 5% of the common stock of the Company.	$63,802.74	12/31/2015
Matthew L. Chretien	Director; President & CEO; Beneficially owns more than 5% of the common stock of the Company.	$12,714.52	12/31/2015

Service Provider Equity

On September 29, 2014, Murray H. Gross received 89,285 restricted shares of Company common stock as compensation for consulting services provided to the Company. Murray H. Gross was not a related person to the Company at the time of this transaction, but he has subsequently become a Director and Chairman of the Board of the Company (on April 30, 2015).

Indemnification of Officers and Directors

The Nevada General Corporation Law and our bylaws provide for the indemnification of directors, officers and certain other persons in the circumstances outlined below.

Actions other than by the Company

The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person (i) was liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

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Actions by the Company

The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Successful Defense

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the Company against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Required Approval

Any discretionary indemnification, unless ordered by a court, must be made by the Company only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances. The determination must be made by (i) the stockholders, (ii) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Advance of Expenses

The articles of incorporation, the bylaws, or an agreement made by the Company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Other Rights

The indemnification provisions above and the advancement of expenses (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in his or her official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of the action, and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

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Intellinetics has obtained liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacities as directors and officers of the Company.

Promoters and Certain Control Persons

 Robert C. Schroeder, a director of the Company, is the Vice President of Investment Banking at Taglich Brothers, Inc. Robert F. Taglich and Michael N. Taglich, each beneficial owners of more than 10% of the Company’s common stock, are also both principals of Taglich Brothers, Inc. In July 2014, the Company retained Taglich Brothers, Inc. as a placement agent for the sale of the convertible notes, which sale concluded a private offering of debt in the amount of $500,000. In connection with the Offering, the Company paid Taglich Brothers, Inc. in the form of a convertible note with a principal amount of $10,800 (with terms identical to the Convertible Notes sold in the offering), which represented an 8% commission of the gross proceeds. In addition, Taglich Brothers, Inc. earned warrants to purchase 24,107 shares of common stock, which represented 10% of the shares of common stock into which the Convertible Notes sold in the offering could be converted into at $0.56 per share, which have an exercise price of $0.56 per share of common stock, will be exercisable for a period of four years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights.

The Company also retained Taglich Brothers, Inc. as the exclusive placement agent for a private offering of securities (common stock and warrants) on December 29, 2015, December 31, 2015, and January 25, 2016 (the “Private Placement”), as well as a private offering of securities involving the conversion of outstanding Company convertible notes in exchange for stock and warrants (the “Note Exchange”). In connection with the offering, the Company paid Taglich Brothers, Inc. a cash payment of $ 370,614, which represented an 8 % commission of the gross proceeds of the Private Placement and 8% commission of the total amount of principal and interest converted in the Note Exchange, and approximately $ 30,000 for reimbursement for reasonable out of pocket expenses, FINRA filing fees and related legal fees. In addition, the Company issued warrants to the designees of Taglich Brothers, Inc. to purchase 910,216 shares of common stock, which represented 10 % of the shares of common stock sold in the Private Placement, and 10% of the shares of common stock issued in the Note Exchange. The warrants have an exercise price of $ 0.715 per share of common stock, will be exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors currently consists of three members of the Board, each of whom is independent under our standards of director independence. In accordance with Rule 407(c)(a)(ii) of Regulation S-K, we use the definition of independence as set forth in the rules of the NASDAQ Stock Market. The Audit Committee met four times during 2015 and operates under a formal written charter, which has been approved by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Our management is responsible for the preparation, presentation and integrity of our financial statements and for establishing and maintaining the integrity of our accounting and financial reporting processes, including our system of internal control over financial reporting, the audit process and the process for monitoring compliance with laws and regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion and issuing a report as to the conformity of such financial statements with generally accepted accounting principles, as well as for issuing a report on the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to monitor and oversee the quality and integrity of these financial reporting processes, including reviewing the annual and quarterly financial information in the Company’s SEC reports and filings, and evaluating our system of internal controls established by our management. Additionally, the Audit Committee has the sole authority to appoint, retain, fix the compensation and other terms of, oversee and terminate our independent registered public accounting firm and to grant the prior approval of the nature and scope of and the fee arrangements for audit and permitted non-audit services by our independent registered public accounting firm.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed with management and with GBQ Partners LLC (“GBQ”), our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended December 31, 2015. The Audit Committee met with GBQ, with and without management present, to discuss and review the results of their examination of our financial statements, our internal control over financial reporting and the overall quality and acceptability of our financial reporting and accounting principles. The Audit Committee also discussed with GBQ the matters required to be discussed by Statement on Auditing Standards No. 16, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board. The Audit Committee also considered and discussed with management and GBQ other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

In addition, the Audit Committee received from GBQ the written disclosures and the letter from GBQ required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with GBQ their independence and considered the compatibility of non-audit services performed by GBQ with their independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which we filed with the SEC on March 28, 2016. In addition, the Audit Committee appointed GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and recommends that stockholders ratify that appointment.

The members of the Audit Committee are not professional accountants or members of a registered public accounting firm, and, as specified in its charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. In discharging its duties, the Audit Committee has relied on (i) management’s representation that our annual consolidated financial statements were prepared with integrity and objectivity and in accordance with generally accepted accounting principles, and (ii) the report of our independent registered public accounting firm with respect to such financial statements.

Audit Committee
Robert Schroeder, Chairman
Rye D’Orazio Murray Gross (member since May 13, 2015)

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INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or incorporated into any other filing that we make with the SEC.

Our 2015 Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and our audited consolidated financial statements for the fiscal year ended December 31, 2015, accompanies this proxy statement. We will provide, without charge, additional copies of our 2015 Annual Report to any stockholder upon receipt of a written request, addressed to us at:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Investor Relations

Our 2015 Annual Report is also available electronically at http://www.intellinetics.com/investor-relations/sec-filings .

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our common stock, who are hereinafter collectively referred to as the Reporting Persons, to file reports with the SEC of beneficial ownership and reports of changes in beneficial ownership of our common stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us during the fiscal year ended December 31, 2015 and representations that no other reports were required, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal year ended December 31, 2015, were timely filed, with the exception of the following transactions:

On February 10, 2015, and March 11, 2015, Michael Taglich was issued convertible notes by the Company. The Form 4 associated with these transactions was filed April 28, 2015.

On May 20, 2015, June 3, 2015, June 17, 2015, Michael Taglich was issued convertible notes by the Company. The Form 4 associated with these transactions was filed July 17, 2015.

On August 26, 2015, and September 22, 2015, Michael Taglich was issued convertible notes by the Company. The Form 4 associated with these transactions was filed October 30, 2015.

On December 29, 2015, Michael Taglich, as a beneficial indirect owner, purchased units, consisting of common stock and warrants. The Form 4 associated with this transaction was filed March 21, 2016.

On December 31, 2015, Michael Taglich purchased units, consisting of common stock and warrants, in exchange for a surrender of convertible notes held by Mr. Taglich and issued by the Company. The Form 4 associated with this transaction was filed March 21, 2016.

On February 10, 2015, and March 11, 2015, Robert Taglich was issued convertible notes by the Company. The Form 4 associated with these transactions was filed April 28, 2015.

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On May 20, 2015, June 3, 2015, June 17, 2015, Robert Taglich was issued convertible notes by the Company. The Form 4 associated with these transactions was filed July 17, 2015.

On August 26, 2015, and September 22, 2015, Robert Taglich was issued convertible notes by the Company. The Form 4 associated with these transactions was filed October 30, 2015.

On December 31, 2015, Robert Taglich purchased units, consisting of common stock and warrants, in exchange for a surrender of convertible notes held by Mr. Taglich and issued by the Company. The Form 4 associated with this transaction was filed March 21, 2016.

On December 31, 2015, Murray Gross purchased units, consisting of common stock and warrants, in exchange for a surrender of convertible notes held by Mr. Gross and issued by the Company. The Form 4 associated with this transaction was filed January 19, 2016.

On December 31, 2015, Matthew L Chretien purchased units, consisting of common stock and warrants, in exchange for a surrender of convertible notes held by Mr. Chretien and issued by the Company. The Form 4 associated with this transaction was filed March 21, 2016.

On December 31, 2015, Robert Schroeder purchased units, consisting of common stock and warrants, in exchange for a surrender of convertible notes held by Mr. Schroeder and issued by the Company. The Form 4 associated with this transaction was filed March 21, 2016.

STOCKHOLDER PROPOSALS

Stockholders may submit proper proposals for consideration at future stockholder meetings, if they comply with the requirements of federal and state laws and regulations and our amended and restated by-laws, which are summarized below.

Proposals to be Included in our Proxy Materials

In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2017 annual meeting of stockholders, the written proposal must be received by our Secretary at our principal executive offices on or before January 16, 2017. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, including the SEC regulations under Rule 14a-8. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2017 annual meeting of stockholders.

Notice and Other Information

All notices of nominations for director and proposals of other items of business by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Secretary

Any stockholder proposal or director nomination must also comply with all other applicable provisions of our Articles of Incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Nevada law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the Board of Directors for the 2017 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.

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OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card on such matters in accordance with their best judgment.

By Order of the Board of Directors

Matthew L. Chretien
President and Chief Executive Officer

Columbus, Ohio

May 16, 2016

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on July 11, 2016:

This proxy statement and our 2015 Annual Report to Stockholders are available at

http://www.intellinetics.com/investor-relations/sec-filings.

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INTELLINETICS, INC.

Annual Meeting Proxy Card

To submit your proxy by email: send a pdf version of this completed and signed form to our transfer agent at amy@standardregistrar.com by 11:59 PM Eastern Time on July 10, 2016.

To submit your proxy by mail: send to

Standard Registar & Transfer Co. Inc.

12528 South 1840 East

Draper, UT 84020

A. Proposals—The Board of Directors recommends a vote  FOR  Proposals 1 and 2:

1.       To elect four directors, to hold office for a term of one year.

	For	Withhold
Matthew L. Chretien	☐	☐

	For	Withhold
Rye D’Orazio	☐	☐

	For	Withhold
Robert C. Schroeder	☐	☐

	For	Withhold
Sophie Pibouin	☐	☐

	For	Withhold
Murray Gross	☐	☐

2. To ratify the appointment of GBQ Partners LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	For ☐	Against ☐	Abstain ☐

3. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

B. Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date(mm/dd/yy)

/ /

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